                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   PHOENIX TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
            [LOGO]

                                                               December 30, 1997

To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of Phoenix Technologies Ltd. to be held on Wednesday, February 18, 1998, at your Company's headquarters located at 411 East Plumeria Drive, San Jose, California, commencing at 10:00 a.m., California Time. The Board of Directors looks forward to greeting personally those stockholders able to attend.

    The Board of Directors has given careful consideration to the proposals described in the attached Notice and Proxy Statement and recommends a vote FOR each of them. It is important that your shares be represented at the meeting whether or not you plan to attend. Accordingly, please take a moment now and sign, date and mail the enclosed proxy in the envelope provided.

    Following the completion of the formal portion of the meeting, we will give you a financial report and general comments on the Company's affairs. We shall then be pleased to answer appropriate stockholders' questions with respect to the Company and its operations.

    On behalf of Phoenix's Board of Directors and its management team, I would like to express our appreciation for your ongoing support of our efforts.

                                          Cordially,

                                                      [JACK KAY SIG]

                                          JACK KAY

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           PHOENIX TECHNOLOGIES LTD.
                            411 EAST PLUMERIA DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 570-1000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 18, 1998

                            ------------------------

    Notice is hereby given that the Annual Meeting of Stockholders of Phoenix Technologies Ltd. (the "Company" or "Phoenix") will be held at the Company's headquarters located at 411 East Plumeria Drive, San Jose, California 95134, on February 18, 1998, at 10:00 a.m., California Time, to consider and act upon the following matters:

    1.  To elect two Class 2 Directors to the Board of Directors of the Company;

    2. To approve an amendment to the Company's 1998 Stock Plan to increase the number of shares reserved for issuance thereunder by 800,000 shares;

    3. To approve the Amended 1991 Employee Stock Purchase Plan, which includes an increase to the number of shares reserved for issuance thereunder by 150,000 shares;

    4. To ratify the selection by the Board of Directors of Ernst & Young, LLP as the Company's independent public accountants for the current fiscal year; and

    5. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders of record at the close of business on December 20, 1997 will be entitled to vote at the meeting or any adjournments thereof.

    All stockholders are cordially invited to attend the meeting.

                                          STUART J. NICHOLS, SECRETARY

December 30, 1997

                                PROXY STATEMENT

                           PHOENIX TECHNOLOGIES LTD.
                            411 EAST PLUMERIA DRIVE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 18, 1998

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Phoenix Technologies Ltd. (the "Company" or "Phoenix") of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on February 18, 1998, at the Company's headquarters located at 411 East Plumeria Drive, San Jose, California, commencing at 10:00 a.m., California Time, and at any adjournments thereof. All proxies are solicited for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. All proxies will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement.

    The Company's Annual Report for the fiscal year ended September 30, 1997 is first being mailed to stockholders with the mailing of this Notice, Proxy Statement and form of Proxy on or about December 30, 1997.

                                     VOTING

    The only class of voting securities entitled to be voted at the Meeting is the Company's Common Stock, par value $.001 per share ("Common Stock"). Each share of Common Stock is entitled to one vote. The Board of Directors has fixed December 20, 1997 as the record date for determining stockholders who are entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 16,846,592 shares of Common Stock held by 393 stockholders of record.

                     QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The holders of a majority of these shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum for the Meeting. The required quorum for transacting business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date (i.e., 8,423,296 shares). Shares that are voted "FOR", "AGAINST", "ABSTAIN" or "WITHHELD" are treated as being present at the Annual Meeting (the "Votes Cast") with respect to such matter. The Company will count abstentions for purposes of determining both (i) the presence or absence of a quorum for transacting business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for transacting business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan).

                           COST OF SOLICITING PROXIES

    The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxies and other soliciting materials, employees or other agents of the Company may solicit proxies by mail, telephone, telegraph or personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock of the Company, and to request authority for the exercise of proxies; in such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

                            REVOCABILITY OF PROXIES

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company, by submitting a subsequent proxy or by attending the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Management of the Company has nominated Ronald D. Fisher and Lance E. Hansche as Class 2 Directors (the "Nominees"). Messrs. Fisher and Hansche are presently Class 2 Directors of the Company. The Company expects each of the Nominees to be available to serve as a Director. If, however, either of the Nominees is unable or declines to serve for any reason, proxies will be voted (in the absence of any contrary specification by a stockholder) for the election of a substitute nominee selected by the proxy holders.

    The Company has a classified Board of Directors consisting of two Class 1 Directors (Mr. Finch and Mr. Morris), two Class 2 Directors (Mr. Fisher and Mr. Hansche) and two Class 3 Directors (Mr. Federman and Mr. Kay). The Class 1, 2 and 3 Directors are scheduled to serve until the Annual Meetings of Stockholders to be held in 2000, 1998, and 1999, respectively, and until their respective successors are elected and qualified. At each Annual Meeting of Stockholders, Directors will be elected for a full term of three years to succeed those Directors whose terms are expiring. Thus, if Messrs. Fisher and Hansche are elected, they will serve until the Annual Meeting of Stockholders in 2001.

    Certain information with respect to the Directors of the Company is set forth below. The Directors whose names are followed by an asterisk(*) are members of the Audit Committee and the Compensation Committee.

                                                           DIRECTOR
NAME                                             AGE         SINCE        POSITIONS AND CURRENT OFFICES WITH THE COMPANY
-------------------------------------------      ---      -----------  -----------------------------------------------------
Charles Federman*..........................          41         1991   Director

Lawrence G. Finch*.........................          63         1988   Director

Ronald D. Fisher...........................          50         1990   Director; Chairman

Lance E. Hansche...........................          50         1986   Director

Jack Kay...................................          51         1995   Director; President and Chief Executive Officer

Anthony P. Morris*.........................          51         1993   Director

    Mr. Federman has been a Partner of Broadview Associates, L.L.C., an investment banking firm since January 1987, and is presently a Managing Director. Mr. Federman is a director of Logic Works, Inc., MathSoft, Inc. and International Microcomputer Software, Inc.

    Mr. Finch has been a general partner of Sigma Partners, a venture capital partnership, since January 1989. From 1987 to 1988 he was an advisor to Sigma Partners. From March 1984 to November 1987, Mr. Finch was President and Chief Executive Officer of Paradise Systems, Inc., a video technology company. Mr. Finch is a director of International Network Services.

    Mr. Fisher has served as Chairman of the Company since June 1994. From January 1990, when he joined the Company, until October 1995, Mr. Fisher held the additional title of Chief Executive Officer. Mr. Fisher currently serves as the Vice Chairman of SOFTBANK Holdings, Inc. Mr. Fisher is also a director of Xionics Document Technologies, Inc., MicroTouch Systems, Inc., Segue Software, Inc., and SOFTBANK Corporation, Japan.

    Since 1995, Mr. Hansche has been President of LifeCycle Systems, Inc., a computer software company he co-founded. Mr. Hansche was employed by the Company from 1982 until July 1997, serving as a Strategic Advisor on a part-time non-officer basis since September 1993. He served as Senior Vice President, Corporate Strategy of the Company from February 1992 until September 1993. From February 1990 to February 1992, the Company employed Mr. Hansche as Senior Vice President, Computer Division and Business Development.

    Mr. Kay has served as President and Chief Executive Officer of the Company since October 1, 1995. He joined the Company as Vice President of Worldwide Sales in May 1990. In January 1992, he was appointed Senior Vice President and Chief Operating Officer. In June 1994, he was promoted to President and Chief Operating Officer.

    Mr. Morris has been a principal with Morris & Associates, a management consulting and financial advisory firm which he founded in 1987. He is also an investor in a number of private technology companies.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held a total of five meetings during the fiscal year ended September 30, 1997. During fiscal 1997, each Director attended at least eighty percent of the aggregate number of meetings of the Board of Directors held during the year and the total number of meetings held by all committees of the Board of Directors on which he served during the fiscal year.

    The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions.

    The Audit Committee, which consists of Messrs. Federman, Finch and Morris, held four meetings during fiscal 1997. The Audit Committee's functions include making recommendations to the Board of Directors relative to the appointment of independent public accountants, conferring with the Company's independent public accountants regarding the scope and the results of the audit of the Company's books and accounts and reporting the same to the Board of Directors, and establishing and monitoring policy relative to non-audit services provided by the independent public accountants.

    The Compensation Committee, which consists of Messrs. Federman, Finch and Morris, met once and took additional actions by written consent during fiscal 1997. The Compensation Committee's functions include making grants under, and the administration of, stock option and other employee equity and bonus plans, and setting the cash compensation of executive officers and other key employees, and reviewing and approving the Company's executive compensation policy.

                           COMPENSATION OF DIRECTORS

    Non-employee Directors are paid a fee of $1,500 for each meeting of the Board of Directors they attend. Directors are also reimbursed for out-of-pocket expenses for attending meetings of the Board of Directors or any committee of the Board of Directors. Morris & Associates has a consulting agreement with the Company under which consulting fees were paid in fiscal 1997 and Broadview Associates, L.L.C. had certain investment banking and appraisal agreements with the Company under which fees were paid in fiscal 1997 (see, "Compensation Committee Interlocks and Insider Participation").

    Directors are entitled to receive options under the Company's 1994 and 1996 Stock Plans and will be eligible to receive options under the 1998 Stock Plan if the stockholders approve the Plan. During fiscal 1997, the Company granted stock options for 7,000 shares to each of Messrs. Federman, Finch and Morris and granted options to Mr. Hansche on 32,400 shares, each grant having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

                                 REQUIRED VOTE

    Directors shall be elected by a plurality of votes of the shares of the Company's Common Stock entitled to vote and represented in person or by proxy at the Meeting. Votes against, votes withheld and broker non-votes have no legal effect on the election of Directors due to the fact that such elections are by a plurality.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         FOR MESSRS. FISHER AND HANSCHE

                                 PROPOSAL NO. 2
                        APPROVAL OF THE 1998 STOCK PLAN

    On December 2, 1997, the Board of Directors adopted the 1998 Stock Plan (the "Plan") and reserved 800,000 shares of Common Stock for issuance thereunder subject to stockholder approval. No options or rights to purchase stock have been granted pursuant to the Plan. The Plan is summarized below.

    The Board proposes the Plan principally to provide a continuing benefit program for attracting and retaining employees, officers, directors, consultants and independent contractors important to the future of the Company. The Board believes that stock incentive programs, such as the Plan, are commonly employed by companies in the software industry and, in particular, in Silicon Valley where Phoenix is headquartered, as an important element of a total compensation program.

    The Board is seeking stockholder approval for a number of reasons, including: (a) the traditional right of stockholders to vote on employee benefit programs which may have a significant dilutive impact; (b) requirements of the Nasdaq Stock Market, Inc. applicable to companies with securities listed on the Nasdaq National Market; (c) the ability to grant incentive stock options as provided in the Internal Revenue Code of 1986, as amended (the "Code"); and (d) the ability to ensure tax deductibility under Section 162(m) of the Code. At the Annual Meeting, the stockholders are being asked to approve the Plan and the reservation of shares thereunder.

                         SUMMARY OF THE 1998 STOCK PLAN

    GENERAL. The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options.

    ADMINISTRATION. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator").

    ELIGIBILITY; LIMITATIONS. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

    Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 125,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 125,000 shares of Common Stock.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

    (c) TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship terminates for any reason other than death or disability, then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant (normally ninety days past termination) or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such expiration, the optionee may exercise all or part of his or her option at any time before expiration.

    (e) DEATH OR DISABILITY. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant (normally 90 days after death or disability) or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

    (g) NONTRANSFERABILITY OF OPTIONS: Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (h) OTHER PROVISIONS: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

    STOCK PURCHASE RIGHTS. In the case of stock purchase rights, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

                        FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                 REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting is required to approve the adoption of the 1998 Stock Plan.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                    FOR THE APPROVAL OF THE 1998 STOCK PLAN

                                 PROPOSAL NO. 3
       APPROVAL OF AMENDED AND RESTATED 1991 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors adopted the 1991 Employee Stock Purchase Plan (the "ESPP") in 1991 and stockholders approved the ESPP in February 1992. Under the ESPP as originally adopted, 500,000 shares of the Company's Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization) were reserved for issuance. In February 1996, the stockholders approved an amended and restated ESPP pursuant to which amendment 150,000 additional shares were authorized. As of September 30, 1997, a total of 508,789 shares had been issued under the ESPP over the twelve offering periods since its inception.

                                    PROPOSAL

    In December 1997, the Board of Directors amended the ESPP to increase the shares reserved by 150,000 shares, for an aggregate of 800,000 shares reserved for issuance. At the Annual Meeting, the stockholders are being asked to approve the amendment to increase the number of shares reserved under the ESPP.

        SUMMARY OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

    The ESPP permits eligible employees to purchase shares of the Company's Common Stock at a price equal to the lower of 85% of the closing price of Phoenix Common Stock as reported on the Nasdaq National Market on the first or last day of each offering period. Offering periods may be of any duration up to the maximum period permitted for an employee stock purchase plan intended to meet the qualifications of Section 423 of the Code. To date, offering periods under the ESPP have been of six months duration starting each June 1 and December 1 and there is no plan to change that duration. All employees of Phoenix or its subsidiaries who are normally employed for 20 or more hours per week and more than five months in a calendar year are eligible to participate in the ESPP. An employee may elect to have up to 10% deducted from his or her eligible compensation, which is cash compensation received as base salary, commissions, and overtime or shift premiums. An employee may change his or her payroll deduction once during an offering period and may also change the deduction effective at the beginning of any later offering period. The Compensation Committee of the Board of Directors administers the ESPP.

    FEDERAL INCOME TAX CONSEQUENCES. The ESPP is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that a participant will not realize any federal income tax consequence when the participant joins the plan or receives shares of the Company's Common Stock at the end of an offering period. The participant must, however, recognize income or loss on the difference between the sale price and the purchase price of the shares. If the participant has owned the shares for more than one year and more than two years from the beginning of the Offering Period in which the shares were purchased (the "Related Offering Period"), the participant will (a) recognize no gain if the market price on the date of sale equals the purchase price for the shares, (b) recognize a capital loss if the market price on the date of sale is less than the purchase price for the shares, or (c) if the market price on the date of sale is greater than the purchase price for the shares, recognize ordinary income in an amount equal to the lesser of (i) the excess of the market price of the shares on the first day of the Related Offering Period over the purchase price or (ii) the excess of the proceeds received on the sale of the shares over the purchase price. In the case of (c) above, if there is any additional gain, it will be treated as capital gain. If the participant sells the shares before holding for more than one year or before the second anniversary of the beginning of the Related Offering Period, the participant must recognize ordinary income to the extent of the lesser of (a) the excess of the market price on the last day of the Related Offering Period over the purchase price or (b) the excess of the proceeds received on the sale of the shares over the purchase price. The Company generally is entitled to a tax deduction only with respect to the ordinary income recognized by the participant if the one- and two-year holding period requirements are not met. The ESPP is not qualified under Section 401(a) of the Code.

                                 REQUIRED VOTE

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 3.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
   FOR APPROVAL OF THE AMENDED AND RESTATED 1991 EMPLOYEE STOCK PURCHASE PLAN

                                 PROPOSAL NO. 4
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors, on the recommendation of its Audit Committee in September 1997, has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year and is asking stockholders to ratify this selection.

    Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders.

                                 REQUIRED VOTE

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 4.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of November 30, 1997 with respect to the Common Stock owned beneficially by (i) any person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director of the Company, (iii) each Named Executive Officer as defined in the Summary Compensation Table below, and (iv) all current Directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them.

                                                               AMOUNT AND NATURE OF   PERCENT
NAME OF BENEFICIAL OWNER                                       BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------------------------------  ----------------------  --------
Kopp Investment Advisors, Inc. (1) .........................          3,083,227         18.2%
6600 France Avenue South, Suite 672
Edina, MN 55435

Intel Corporation (2) ......................................          1,324,557          7.8%
2200 Mission College Boulevard
Santa Clara, CA 95052-8119

Wasatch Advisors, Inc. (3) .................................          1,159,764          6.9%
68 South Main Street, Suite 400
Salt Lake City, UT 84101

Franklin Resources (4) .....................................            885,000          5.2%
777 Mariners Island Blvd.
San Mateo, California 94404

Ronald D. Fisher (5)(8).....................................            465,300          2.8%

Jack Kay (8)................................................            472,050          2.8%

Lawrence G. Finch (8).......................................             54,473         *

Lance E. Hansche (8)........................................             15,875         *

Charles Federman (6)(8).....................................             53,500         *

Robert J. Riopel (8)........................................             42,147         *

Anthony P. Morris (7)(8)....................................             34,438         *

Craig Slayter (8)...........................................             33,647         *

David Frodsham (8)..........................................             37,984         *

Stuart J. Nichols...........................................                616         *

All current directors and executive officers as a group (10           1,265,458          7.5%
  persons)(8)...............................................

------------------------

 *  Ownership is less than 1%

(1) Based on information provided by Kopp Investment Advisors, Inc. ("KIA") on behalf of itself, LeRoy C. Kopp ("Kopp") and Caring and Sharing Foundation ("Foundation"). Of these shares, 3,028,227 are held in a fiduciary or representative capacity. Accordingly, persons other than KIA, Kopp and Foundation have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such person individually has an interest that relates to more than five percent of the Company's Common Stock.

(2) Based on information provided pursuant to Schedule 13D filed with the Securities and Exchange Commission on October 15, 1997 by Intel Corporation ("Intel"). Includes 429,586 shares with respect to which Intel may acquire beneficial ownership at or within 60 days after November 30, 1997.

(3) Based on information provided pursuant to Schedule 13G/A filed with the Securities and Exchange Commission on August 25, 1997 by Wasatch Advisors, Inc.

(4) Based on information provided pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 12, 1997 by Franklin Resources, Inc.

(5) Includes 28,000 shares owned by Mr. Fisher, 3,300 shares held in the name of Mr. Fisher's spouse; 2,000 shares held in the name of Mr. Fisher's son; and 2,000 shares held in the name of Mr. Fisher's daughter. Mr. Fisher has no voting or investment power and disclaims beneficial ownership with respect to the shares owned by his wife, son and daughter.

(6) Includes 18,000 shares owned by Mr. Federman and 1,000 shares held in trust for his son.

(7) Includes 5,000 shares owned by Mr. Morris and 5,000 shares held in a custodial account for his minor daughters.

(8) Includes an aggregate of 1,141,670 shares as to which the named persons could acquire beneficial ownership at or within 60 days after November 30, 1997. As to each named person, such amounts are as follows: Mr. Fisher--430,000; Mr. Kay--471,241; Mr. Finch--54,189; Mr. Hansche--15,875;
    Mr. Federman--34,500; Mr. Riopel--41,147; Mr. Morris--24,438; Mr.
    Slayter--33,251; Mr. Frodsham--37,029.

                             EXECUTIVE COMPENSATION

    The following table shows, as to the Chief Executive Officer and the other persons who were executive officers as of September 30, 1997 (the "Named Executive Officers"), as well as two former executive officers, all reportable compensation awarded to, earned by, or paid to each for services to the Company during the fiscal year ended September 30, 1997, as well as (where applicable) such compensation for each such individual for the Company's previous two fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                                      LONG TERM
                                                                                                                     COMPENSATION
                                                                                                                        AWARDS
                                                                           ANNUAL COMPENSATION                       ------------
                                                         --------------------------------------------------------     SECURITIES
                                                                                                   OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                              YEAR      SALARY            BONUS         COMPENSATION       OPTIONS(#)
-------------------------------------------------------  ----   -------------    -------------    ---------------    ------------
Jack Kay...............................................  1997   $   251,700      $   159,813           --               50,000
  President and                                          1996   $   225,000      $   112,500           --                    0
    Chief Executive Officer                              1995   $   175,000      $    97,000           --                    0
David Frodsham (1).....................................  1997   $   134,860      $    92,044(7)        --               70,000
  Vice President and General Manager, PC Systems
    Division
Stuart J. Nichols (2)..................................  1997   $    53,826      $    15,275           --               35,000
  Vice President, General Counsel & Secretary
Robert J. Riopel (3)...................................  1997   $   166,700      $    68,250           --               35,000
  Vice President, Finance, Chief                         1996   $   125,000      $    50,000           --                5,000
    Financial Officer and Treasurer                      1995   $    71,111      $    23,556           --               85,000
Craig K. Slayter (4)...................................  1997   $   183,300      $    51,275           --               85,000
  Vice President, Worldwide Field Operations

FORMER EXECUTIVES:
David A. Everett (5)...................................  1997   $   183,300      $    50,894           --               35,000
  Former Vice President,                                 1996   $   123,750      $    63,750           --               75,000
    Worldwide Field Operations
Gayn B. Winters (6)....................................  1997   $   160,000      $    51,275      $     199,940(8)           0
  Former Vice President, Engineering                     1996   $   160,000      $    35,000      $      25,235              0
    and Chief Technology Officer                         1995   $    24,242      $     8,206      $      14,577         75,000

------------------------

(1) Mr. Frodsham was promoted to Vice President, General Manager, PC Systems Division effective July 1, 1997.

(2) Mr. Nichols joined the Company on May 13, 1997. His fiscal 1997 bonus was guaranteed and paid on a prorated basis.

(3) Mr. Riopel joined the Company on February 28, 1995. His fiscal 1995 bonus was guaranteed and paid on a prorated basis.

(4) Mr. Slayter was promoted to Vice President, Worldwide Field Operations effective October 7, 1997.

(5) Mr. Everett joined the Company on December 4, 1995 as Vice President, Worldwide Field Operations. Mr. Everett resigned from the Company effective October 6, 1997.

(6) Dr. Winters joined the Company on August 7, 1995. His bonus for his first year of employment was guaranteed.

(7) Includes commissions in the amount of $74,272.

(8) Includes (1) reimbursements in connection with relocation, (2) tax equalization paid in connection with such reimbursements, and (3) indebtedness owed the Company that was forgiven when Dr. Winters' employment with the Company ended.

                                 STOCK OPTIONS

    The following tables set forth the stock options granted to each of the Named Executive Officers under the Company's stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended September 30, 1997:

                          OPTION GRANTS IN FISCAL 1997

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                  NUMBER OF                                                       ANNUAL RATES OF
                                 SECURITIES        % OF TOTAL                                 STOCK PRICE APPRECIATION
                                 UNDERLYING     OPTIONS GRANTED     EXERCISE OR                  FOR OPTION TERM(3)
                                   OPTIONS      TO EMPLOYEES IN     BASE PRICE   EXPIRATION   ------------------------
NAME                             GRANTED(1)       FISCAL YEAR       ($/SHARE)(2)    DATE        5%($)        10%($)
-------------------------------  -----------  --------------------  -----------  -----------  ----------  ------------
Jack Kay.......................      50,000             4.2%         $  12.375      5/13/07   $  389,129  $    986,128
David Frodsham.................      70,000             5.9%         $   13.50      7/21/07   $  594,305  $  1,506,087
Stuart J. Nichols..............      35,000             3.0%         $  12.375      5/13/07   $  272,390  $    690,290
Robert J. Riopel...............      35,000             3.0%         $  12.375      5/13/07   $  272,390  $    690,290
Craig K. Slayter(4)............      35,000             3.0%         $  12.375      5/13/07   $  272,390  $    690,290
                                     50,000             4.2%         $  15.125     12/12/06   $  475,602  $  1,205,268

FORMER EXECUTIVE:
David A. Everett...............      35,000             3.0%         $  12.375      5/13/97   $  272,390  $    690,290

------------------------

(1) All stock options granted to the Named Executive Officers vest over a four-year period.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date, or through a cashless exercise involving a same-day sale of all or part of the purchased shares.

(3) These columns reflect the potential realizable value of each grant assuming the market value of the Company's stock appreciates at 5% and 10% annually from the date of grant over the term of the option. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.

(4) Mr. Slayter received two option grants during the fiscal year. The first grant was given as part of his compensation package as Vice President and General Manager, Special Products Division. The second grant was given in connection with his promotion to Vice President, Worldwide Field Operations.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                                 OPTIONS AT FY END(#)(2)         AT FY END($)(3)
                                SHARES ACQUIRED      VALUE      --------------------------  --------------------------
NAME                            ON EXERCISE(#)   REALIZED($)(1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
Jack Kay......................             0                0      439,992        150,008   $ 4,298,625   $ 1,112,579
David Frodsham................             0                0       22,812         93,436   $   172,803   $   182,646
Stuart J. Nichols.............             0                0            0         35,000   $         0   $    87,000
Robert J. Riopel..............             0                0       34,554         90,446   $   243,820   $   478,055
Craig K. Slayter..............         8,000      $    99,703       23,563         93,437   $   164,281   $   152,969

FORMER EXECUTIVES:
David A. Everett..............         7,500      $    55,313       29,797         80,703   $    62,666   $   218,896
Gayn B. Winters...............        25,000      $   115,313            0         50,000   $         0   $   206,250

------------------------

(1) These amounts represent the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2) These options were granted on various dates during fiscal years 1991 through 1997.

(3) These amounts represent the difference between the exercise price of the stock options and the closing price of Phoenix Common Stock on September 30, 1997 for all options held by each Named Executive Officer. The stock option exercise prices ranged from $2.38 to $19.875 per share.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The role of the Compensation Committee is to set the salaries and other compensation of the executive officers and certain other key employees of Phoenix, and to make grants under, and to administer, the stock option and other employee equity and bonus plans. The members of the Compensation Committee are Charles Federman, Lawrence G. Finch and Anthony P. Morris. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code.

GENERAL COMPENSATION PHILOSOPHY

    The Compensation Committee of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the Chief Executive Officer and other executive officers. The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry, to motivate executive officers to achieve the Company's business objectives and to align the interests of executive officers with the long-term interests of stockholders.

    The compensation philosophy of the Compensation Committee is to provide a compensation package for each executive officer designed to support accomplishment of the Company's business strategies, objectives and initiatives. Consistent with this philosophy, cash compensation for executive officers is intended to vary with the performance of the Company, and any long-term incentive should be closely aligned with the interest of the Company's stockholders. For incentive-based compensation, the Compensation Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductibility under Section 162(m) of the Code.

    Cash compensation for the executive officers named in the Summary Compensation Table above consists of the following components:

    - Base salary

    - An incentive bonus related to growth in revenue and in earnings per share as well as satisfaction of individual objectives.

    Long term incentive-based compensation for executive officers is realized through the granting of stock options. The stock option program directly links a portion of compensation to the interests of stockholders by providing an incentive to maximize stockholder value. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

COMPENSATION OF EXECUTIVE OFFICERS DURING FISCAL 1997

    Each executive officer's performance for the past fiscal year and objectives for the current year are reviewed, in light of the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets. When establishing salaries, bonus levels and stock option awards for executive officers, the Committee considers: (1) the Company's financial performance during the past year, (2) the individual's performance during the past year, and (3) the salaries of executive officers in similar positions of companies of comparable size and other companies within the computer software industry. The companies whose executive officer salaries were considered in determining compensation for the Company's executive officers were not intended to correlate with the companies included in the indices used by the Company in preparing its stock performance graph. With respect to executive officers other than the CEO, the Committee places considerable weight upon the recommendations of the CEO. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time. Generally, no one factor is given greater consideration in determining compensation than the other factors referred to above. The Compensation Committee determines the incentive bonus and criteria for earning all or a portion of the incentive bonus. In making this determination, the Compensation Committee considers the recommendations of management.

    SALARY: The salaries for the executive officers were adjusted effective as of the beginning of the fiscal year, to ensure that executive salary levels remained competitive in light of market conditions.

    CASH INCENTIVE BONUSES: The Company has employed a cash-based incentive bonus program intended to motivate and reward executives by making a portion of cash compensation directly dependent upon corporate earnings per share. The bonus targets for executive officers are based on individual compensation plans. The Committee determines the amount targeted for the CEO and the CEO recommends to the Committee the bonus targets for the remainder of the executive officers. The amount of bonus earned has historically been tied to the Company's earnings per share, before recurring charges.

    As a percent of total cash compensation (percentage determined by dividing the target bonus by the sum of base salary and target bonus), fiscal 1997 target bonuses for the Named Executive Officers, comprising all of the executive officers who earned incentive bonuses with respect to fiscal 1997, ranged from 20% to 33%, with an average of 31%. For fiscal 1997, Mr. Kay's bonus was targeted at $125,800 or 33% of his total targeted base salary and target bonus.

STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS IN FISCAL 1997

    The Compensation Committee of the Board periodically reviews the number of vested and unvested options held by each executive officer. During such reviews, which generally occur annually, the Committee makes stock option grants to executive officers to provide greater incentives to those officers to continue their employment with the Company, to maintain competitive overall compensation for each executive, and to provide a reward to the executives for increasing the value of the Company's Common Stock. Stock options typically have been granted to an executive officer when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. When making stock option grants for executive officers, the Board considers the Company's performance during the past year, the responsibility level and performance of the executive officer, prior option grants to the executive officer, the level of vested and unvested options, and industry and competitive conditions. Stock option grants generally become exercisable over a four year period. Options generally have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant.

    During fiscal 1997, each of the Named Executives received option grants. The grant to Mr. Frodsham was made in connection with his promotion to Vice President and General Manager of the Company's PC Systems Division and covers 70,000 shares. The grant to Mr. Nichols was made in connection with his hiring and covers 35,000 shares. The grant to Mr. Riopel was made to address the various compensation objectives noted above and covers 35,000 shares. The grants to Mr. Slayter covered 35,000 and 50,000 shares, to address compensation objectives noted above and in connection with his promotion to Vice President, Worldwide Field Operations, respectively. Each of the above referenced option grants had exercise prices equal to the fair market value of the Company's Common Stock on the date of grant and vest over a four-year period.

FISCAL 1997 CEO COMPENSATION

    Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general. As indicated above, the Company's compensation program is designed to achieve corporate financial goals and other strategic objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer.

    In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviewed competitive information reflecting the relevant compensation data for chief executive officers of companies of comparable size within the software industry. As a result of this review, effective October 1, 1996, Mr. Kay's salary was increased from $225,000 to $251,700. In fiscal 1997, Mr. Kay was paid a bonus of $159,813 for fiscal 1996 results, which represented 42% of the sum of his total targeted base salary and target bonus. This bonus was primarily based on the Company's overall performance. Effective October 1, 1997, Mr. Kay's salary was increased from $251,700 to $275,000.

   MEMBERS OF THE COMPENSATION COMMITTEE
    CHARLES FEDERMAN
    LAWRENCE G. FINCH
    ANTHONY P. MORRIS

                              CERTAIN TRANSACTIONS

    LANCE E. HANSCHE: In October 1996, the Company loaned Lance E. Hansche $200,000 pursuant to a promissory note bearing interest at the rate of 6.02%. The note was secured by trust deeds on certain real property. The note provided for repayment on the earliest of April 30, 1997, the date when Mr. Hansche sells shares of Phoenix stock, the date Mr. Hansche sells the collateral securing the note, or the date Mr. Hansche ceases to be a member of Phoenix's Board of Directors. Mr. Hansche exercised stock options granted him by Phoenix and used the proceeds in part to repay the loan in January 1997.

    During fiscal 1997, Mr. Hansche was employed pursuant to an arrangement with the Company under which he provided the Company with strategic advice on product direction and markets. Under the arrangement, the Company paid Mr. Hansche $1,500 per day for each day he provided services to the Company, and he agreed to work a minimum of 60 days per year. That employment arrangement was terminated July 15, 1997. During fiscal 1997, the Company paid Mr. Hansche $71,250 pursuant to this arrangement.

    LifeCycle Systems Inc. ("LifeCycle") is a software company in which Mr. Hansche is a founder, shareholder and director. During fiscal 1997, the Company advanced LifeCycle $121,000. On October 30, 1997, the Company advanced LifeCycle an additional $200,000. Both advances were made to finance certain development efforts undertaken by LifeCycle in anticipation of entering a future joint development and licensing agreement between LifeCycle and the Company.

    GAYN B. WINTERS: In August 1995, the Company loaned Dr. Winters $200,000 for use in connection with his relocation to California. The loan was secured by certain residential real property owned or acquired after the loan was made. The loan did not bear interest and was repayable in five equal annual installments. The Company further agreed to pay Dr. Winters a special bonus of $40,000 on each payment date under the note, provided Dr. Winters was then employed by the Company. The Company forgave the balance of Dr. Winters' indebtedness (valued at $160,000) when Dr. Winters' employment with the Company ended.

    INTEL CORPORATION: In December 1995, the Company and Intel Corporation entered into two primary agreements: a technology agreement under which Phoenix licensed certain of its software products for use by Intel on its motherboard products for the desktop and server markets; and a Common Stock and Warrant Purchase Agreement under which Intel agreed to purchase 894,971 shares of Phoenix common stock and a warrant to purchase an additional 1,073,281 shares of common stock. The aggregate purchase price for the shares and the warrant was $10.8 million. The warrant vests and becomes exercisable in four installments over a five year period from the date of the agreement; the exercise price of the warrant increases annually from $12.88 to $15.22. The sale of the shares and the warrant was concluded in February 1996 following the completion of certain closing conditions.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes of ownership of the Company's Common Stock and other equity securities. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, and with respect to, its most recent fiscal year and written representations that no other reports were required, the filing requirements of Section 16(a) applicable to its executive officers, directors and 10% stockholders were satisfied.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Company's Board of Directors during fiscal 1997 were Messrs. Federman, Finch and Morris, all of whom are non-employee Directors.

    The Company entered into a month-to-month consulting agreement with Morris & Associates in July 1993. Under that agreement, the Company pays Morris & Associates $6,000 per month. Anthony P. Morris is a Director of the Company and a principal of Morris & Associates. During fiscal 1997, the Company paid $60,000 in consulting fees to Morris & Associates. Such fees represented more than 5% of the consolidated revenue for Morris & Associates for its last fiscal year.

    The Company retains the services of Broadview Associates, L.L.C. ("Broadview") to investigate and evaluate potential acquisitions, to assist in the sale of portions of the Company's business, and to advise the Company on general business matters. In fiscal 1997, the Company engaged Broadview to assist it in its development of long-term growth strategies, which may include identifying possible acquisition candidates. Under the engagement letter, the Company agreed to pay Broadview a retainer of $5,000 per month and to pay certain fees upon the successful completion of any such acquisition.

    During fiscal 1997, the Company paid Broadview $68,980 for services rendered during fiscal 1997, which included fees for services rendered in connection with the analysis and preliminary negotiations on acquisition targets. Charles Federman is a Director of the Company and a Managing Director of Broadview.

                        COMPANY STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Common Stock of the Company from September 30, 1992 to September 30, 1997 with the cumulative total return on the Standard and Poor's 500 and the Standard and Poor's Computer Software and Services market indices over the same period, assuming the investment of $100 in the Company's Common Stock and in each of the indices on September 30, 1992 and the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
        AMONG PHOENIX TECHNOLOGIES LTD., THE STANDARD & POOR'S 500 INDEX
          AND THE STANDARD & POOR'S COMPUTER SOFTWARE & SERVICES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               PHOENIX TECHNOLOGIES LTD.       S & P 500       S & P COMPUTERS (SOFTWARE & SERVICES)
9/92                                    $100         $100                                            $100
9/93                                     $87         $113                                            $133
9/94                                    $115         $117                                            $158
9/95                                    $259         $152                                            $230
9/96                                    $354         $183                                            $334
9/97                                    $305         $257                                            $549

                                 OTHER MATTERS

    Management knows of no other matters to be submitted to the stockholders at the Annual Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote the shares they represent as the Board of Directors may recommend.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in San Jose, California, not later than September 1, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors
                                          STUART J. NICHOLS, SECRETARY

December 30, 1997

--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

--------------------------------------------------------------------------------

                                   APPENDIX A
                           PHOENIX TECHNOLOGIES LTD.
                                1998 STOCK PLAN

1.  PURPOSES OF THE PLAN.  The purposes of this Stock Plan are:

    - to attract and retain the best available personnel for positions of substantial responsibility,

    - to provide additional incentive to Employees, Directors and Consultants, and

    - to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.  DEFINITIONS.  As used herein, the following definitions shall apply:

    (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

    (c)  "BOARD" means the Board of Directors of the Company.

    (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

    (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

    (f)  "COMMON STOCK" means the common stock of the Company.

    (g)  "COMPANY" means Phoenix Technologies Ltd., a Delaware corporation.

    (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

    (i)  "DIRECTOR" means a member of the Board.

    (j) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

    (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (l)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

       (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    (p) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

    (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (r)  "OPTION" means a stock option granted pursuant to the Plan.

    (s) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (t) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

    (u) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

    (v) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

    (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (x)  "PLAN" means this 1998 Stock Plan.

    (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

    (z) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

    (aa) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (bb)  "SECTION 16(B)" means Section 16(b) of the Exchange Act.

    (cc)  "SERVICE PROVIDER" means an Employee, Director or Consultant.

    (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

    (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

    (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, HOWEVER, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.  ADMINISTRATION OF THE PLAN.

    (a)  PROCEDURE.

        (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

        (ii) SECTION 162(M). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        (iii) RULE 16B-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

        (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

    (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

        (i) to determine the Fair Market Value;

        (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

        (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

        (iv) to approve forms of agreement for use under the Plan;

        (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

        (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

        (vii) to institute an Option Exchange Program;

        (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

        (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

        (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

        (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

        (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.  LIMITATIONS.

    (a) Notwithstanding anything to the contrary in this Plan, no person who is an Officer or Director will be eligible to receive a grant of Option or Stock Purchase Right hereunder until such time as this Plan is approved by the stockholders of the Company.

    (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (c) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

    (d) The following limitations shall apply to grants of Options:

        (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 125,000 Shares.

        (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 125,000 Shares which shall not count against the limit set forth in subsection (i) above.

        (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
    Section 13.

        (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.  OPTION EXERCISE PRICE AND CONSIDERATION.

    (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

        (i) In the case of an Incentive Stock Option

           (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

           (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

    (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

    (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the

Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

        (i) cash;

        (ii) check;

        (iii) promissory note;

        (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

        (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

        (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

        (vii) any combination of the foregoing methods of payment; or

        (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.  EXERCISE OF OPTION.

    (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.  STOCK PURCHASE RIGHTS.

    (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

    (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

    (d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET
SALE.

    (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

    (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

    (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. The Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the Optionee has the right to purchase or receive the same consideration the shareholders of the Company received in the merger or sale of assets. If the shareholders of the Company received any consideration other than common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide that the consideration received upon exercise of the Option or Stock Purchase Right will be solely the common stock of the successor corporation, with the exercise price of the Option and the number of shares subject to the Option adjusted for the exchange rate used in the merger or sale of assets. If the shareholders of the Company received any consideration other than common stock of the successor corporation, the exchange rate will reflect the fair market value of any such consideration received.

14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15.  AMENDMENT AND TERMINATION OF THE PLAN.

    (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

    (b) STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

    (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16.  CONDITIONS UPON ISSUANCE OF SHARES.

    (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                           PHOENIX TECHNOLOGIES LTD.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Jack Kay, Robert J. Riopel and Stuart J. Nichols, and each of them, with power of substitution, as proxies to represent and vote as designated herein all shares of stock of Phoenix Technologies Ltd. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on February 18, 1997 at the Company's principal executive office located at 411 E. Plumeria Drive, San Jose, California, at 10:00 a.m., California time, and at any and all adjournments of that meeting.

     The proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for Election of Messrs. Fisher and Hansche and for Proposals 2, 3 and 4. In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting or any adjournment of that meeting.

     (Continued, and to be signed on the reverse side)


1. TO ELECT RONALD D. FISHER AND LANCE E. HANSCHE TO THE BOARD OF DIRECTORS AS CLASS 2 DIRECTORS.

     FOR BOTH       WITHHOLD            (INSTRUCTION: To withhold authority to
     NOMINEES       AUTHORITY            vote nominee, write that nominee's
     EXCEPT AS      FOR BOTH             name on the space provided below.)
     NOTED TO       NOMINEES
     THE RIGHT                           ----------------------------------
       [ ]            [ ]

2.   TO APPROVE THE 1998 STOCK PLAN.

     FOR       AGAINST     ABSTAIN
     [ ]         [ ]         [ ]

3.   TO APPROVE THE AMENDMENT TO THE 1991 EMPLOYEE STOCK PURCHASE PLAN.

4. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

     FOR       AGAINST     ABSTAIN
     [ ]         [ ]         [ ]

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

          Dated ________________________________, 1998

          ______________________________________
          (Signature)